EXHIBIT 2.1


                                   TERM SHEET

         This term sheet describes key terms of a contemplated acquisition of assets by Boeing Capital Corporation and its affiliates ("BCC") from The Boeing Company and its subsidiaries ("Boeing"). This term sheet is not exhaustive of the issues presented by the proposed transactions and is subject in all respects to the conditions precedent set forth below.


                       I. Boeing Sale of Financings to BCC

1.     Seller:              The Seller will be Boeing.

2.     Buyer:               The Buyer will be BCC.

3.     Lender:              The lender will be Boeing Nevada, Inc. (or another
                            Boeing affiliate mutually agreed by the parties).

4.     Assets:              The Assets being acquired by BCC will consist of
                            certain  Boeing  loan and  lease  financings
                            (including    participations   therein)   of
                            commercial aircraft and other assets related
                            to Seller's BCAG division,  and the stock of
                            certain  special  purpose   subsidiaries  of
                            Seller  ("Stock") which  participate in loan
                            and lease financings of commercial  aircraft
                            related to Seller's BCAG division (and which
                            have a net  equity  equal  to the  net  book
                            values of the  assets  listed  in  Exhibit A
                            which they hold), all as further  identified
                            on Exhibit A.

5.     Consideration:       Total consideration shall be equal to the net book value of the Assets as of the
                            Effective Date (as specified in Exhibit A).  Consideration shall be given by a combination of equity and payment in cash (using the proceeds of a loan from the
                            Lender).

                            One part of the equity portion shall consist
                            of  the   contribution   by  Boeing  Leasing
                            Company,  on behalf of Boeing,  of the stock
                            of 757UA to the capital of MDC.

                                MDC shall promptly make the same contribution to capital in BCSC;

                                BCSC  shall   promptly   make  the  same
                                contribution   to   capital  in  BCC  as
                                evidenced in the form of Exhibit B.

6.     Loan:                BNI shall loan BCC the "cash" portion of the consideration, in an amount to be agreed by the parties, on terms reflected in a Promissory Note.

7.     Promissory Note:     Promissory Note, substantially in the form of Exhibit C, shall be dated as of
                            January 1, 2000, payable by BCC to BNI.

8.     Payment:             BCC shall, within five (5) business days, pay Seller the cash portion of consideration in immediately available funds.

9.     Equity:              All as recognized in the form of Exhibit D:

                                Boeing shall make a cash contribution to
                                capital  to MDC,  in an amount  which is
                                the   difference   between   the   total
                                consideration (pursuant to item 5 above)
                                and   the    cash    portion    of   the
                                consideration   to  be   agreed  by  the
                                parties  (as   contemplated  in  item  6
                                above)  reduced by the net book value of
                                the 757UA stock (item 5 above).

                                MDC shall promptly make an equal cash contribution to capital in BCSC.

                                BCSC shall promptly make an equal cash contribution to capital in BCC.

                            BCC shall pay such amount to BNI to be applied against BCC's promissory note to BNI.

10.    Net Receivables:     The parties shall, as soon after the Closing as practicable, calculate the following as to the Assets being transferred to BCC:

                            a) all amounts including any distributions, fees or other payments or accounting transfers from or on behalf of the borrower or lessee or otherwise with respect to the Assets and any capital account, and

                            b) less any payments including investments, fees or other payments or accounting transfers from or on behalf of Boeing with respect to the Assets from the Effective Date to the Closing.

                            The  aggregate  net,  of (a) less (b),  with
                            interest  thereon  computed in a  reasonable
                            manner to be  determined  by the  parties at
                            the same rate as set forth in the promissory
                            note  (described in item 7) from the date of
                            receipt  (in the case of (a)) or the date of
                            payment  (in the case of (b)) to the Closing
                            or  such  other  averaging   method  as  the
                            parties may agree,  minus any amount covered
                            under item 20 below, shall be paid by Boeing
                            to BCC in  cash  or  accepted  as a set  off
                            against the  promissory  note  (described in
                            item 7),  or as the  parties  may  otherwise
                            agree.

11.    Sale:                The sale and assignments will generally be effected by execution of Assignment and Assumption Agreements substantially in the form of Exhibit E, with related titleholding agreements.

                            The sale of Stock will generally be effected by execution of Stock Purchase Agreements substantially in the form of Exhibit G.

                            Special  documentation  may be required  for
                            some Assets and will be  mutually  agreed by
                            the     parties.      Participations      or
                            Subparticipations  in certain Assets will be
                            transferred  as  described in more detail in
                            Part II.



                 II. Participations and Subparticipation by BCLC

12.    Seller:              The Sellers will be (a) BNI and (b) Boeing, RGL-1, RGL-3, and MDC and other affiliates of Boeing as may be mutually agreed by the parties ("the Non-BNI
                            Participation Sellers").

13.    Subparticipant:      The Participant and Subparticipant will be BCLC or other affiliate of BCC as may be mutually agreed.

14.    Lender:              The lender (as to any transfers by Non-BNI Participation Sellers) will be BNI (or another Boeing affiliate mutually agreed by the parties).

15.    Assets:              The participations and subparticipations are in certain Assets as listed on
                            Exhibit A.

16.    Consideration:       Consideration shall be payment of the aggregate net book value of the participations and subparticipations as set forth on Exhibit A and which is included in the amount described in Section 5.

17.    Loan:                BNI shall loan BCLC an amount equal to the consideration owed to Non-BNI
                            Participation Sellers, which amount shall be determined by the parties consistent with Exhibit A, on terms reflected in a Promissory Note.

18.    Payment:             BCLC shall, within five (5) business days, pay the Non-BNI Participation Sellers the consideration due them in immediately available funds.

19.    Promissory Note:     A promissory note, substantially in the form of Exhibit C, dated as of January 1,
                            2000, payable by BCLC to BNI shall be in a principal amount equal to the consideration due BNI plus the loan amount under item 17.

20.    Net Receivables:     The parties shall, as soon after the Closing as practicable, calculate the following as to each subparticipation and participation:

                            (a)   all amounts  including     any
                                  distributions,  fees or other payments
                                  or  accounting  transfers  from  or on
                                  behalf  of the  borrower  or lessee or
                                  otherwise    with   respect   to   the
                                  participations  and  subparticipations
                                  covered by this Part II,

                            (b)   less    any     payments     including
                                  investments, fees or other payments or
                                  accounting transfers from or on behalf
                                  of   Boeing   with   respect   to  the
                                  participation  and   subparticipations
                                  covered  by  this  Part  II  from  the
                                  Effective Date to the Closing.

                            The  aggregate  net,  of (a) less (b),  with
                            interest  thereon  computed in a  reasonable
                            manner to be  determined  by the  parties at
                            the same rate as set forth in the promissory
                            note  (described in item 7) from the date of
                            receipt  (in the case of (a)) or the date of
                            payment  (in the case of (b)) to the Closing
                            or  such  other  averaging   method  as  the
                            parties  may agree,  shall be paid by BNI to
                            BCLC  in  cash  or  accepted  as a  set  off
                            against the  promissory  note  (described in
                            item 16), or as the  parties  may  otherwise
                            agree.

21.    Sale:                The participations and subparticipations shall be by execution of Participation
                            Agreements and Subparticipation Agreements, substantially in the forms of
                            Exhibits H and I.


                                  III. General


22.   Closing Date:            With respect to a specific Asset, participation or subparticipation, the Closing
                               Date will be the date on which title or beneficial interest in the Asset is transferred to BCC or BCLC, respectively, which is expected to be the date of execution of the relevant transfer documents.

                               Boeing will  transfer  the Assets to BCC and
                               BCLC,   respectively,   in  accordance  with
                               prevailing   generally  accepted  accounting
                               principles  as of  December  31,  1999,  and
                               consistent with the terms hereof.

23.   Effective Date:          The Effective Date for these transactions shall be January 1, 2000.  Payment of a purchase price or delivery of evidence of such payment within five business days of the purchase shall be deemed contemporaneous.  It is the intent of the parties that the financial activity associated with the Assets between the Effective Date and the Closing Date shall be for the account of BCC.

24.   Conditions Precedent:    The contemplated Asset transfers are subject in all respects to the following conditions:

                               (a)  Execution and delivery of mutually acceptable definitive documentation.

                               (b)  Obtaining necessary approvals
                                    of  (i)  the   management  of
                                    Boeing,  BCC and BNI and (ii)
                                    the  board  of  directors  or
                                    executive committee of BCC.

                                (c) Receipt by BCC and by BNI and
                                    Boeing   of   any    required
                                    consents  or   approvals   of
                                    third   parties,    including
                                    without   limitation  waivers
                                    from  BCC's  lenders  of  any
                                    debt  covenants   potentially
                                    contravened  by  the  subject
                                    transaction,      and     any
                                    necessary  notices to lessees
                                    or borrowers  with respect to
                                    the Assets being transferred.

                                (d) The Assets  which  consist of
                                    lease  financings shall be in
                                    a jurisdiction at the time of
                                    closing    which   shall   be
                                    mutually    satisfactory   to
                                    Boeing  and  BCC  from  a tax
                                    perspective;        provided,
                                    however,  if any sales,  use,
                                    transfer or similar tax shall
                                    be payable in connection with
                                    the  transfer  of  any of the
                                    Assets,   Buyer  and   Seller
                                    shall each be responsible for
                                    50% of such tax.



                                (e) Receipt of any necessary regulatory approvals and compliance with all applicable regulations.


Dated as of January 1, 2000.

The Boeing Company                          Boeing Capital Corporation              Boeing Nevada, Inc.


By: /s/ WALTER E. SKOWRONSKI                By: /s/ MICHAEL C. DRAFFIN              By: /s/ MARK J. FROST
Its:____________________________            Its:_________________________           Its:__________________


                                    EXHIBITS

              Exhibit          Subject

                  A          TBC assets being acquired by BCC together with

                             net book value in the aggregate and for each asset

                  B          Agreement re Stock Contribution to Capital

                  C          Promissory Note (BCC to BNI and BCLC to BNI)

                  D          Recognition of Cash Contribution to Capital

                  E          Assignment Agreement

                  F          Titleholding Agreement

                  G          Stock Purchase Agreement

                  H          Participation Agreement

                  I          Subparticipation Agreement

                             EXHIBIT C TO TERM SHEET

                                 PROMISSORY NOTE


$______________________                                        January 1, 2000


For value received, [Boeing Capital Corporation], a Delaware corporation ("BCC"), hereby unconditionally promises to pay to the order of Boeing Nevada, Inc., a Delaware corporation ("BNI"), the principal sum of ____________________________ United States Dollars (U.S. $_________________) or
such other sum on the register attached hereto that documents the principal amount then outstanding under this Note, with all accrued interest thereon, on January 15, 2007; provided, however, BCC shall earlier pay all or part of such principal, with all accrued interest thereon, without premium or penalty, on

     (1) the date 30 days (or such later date as may be agreed to by BNI) following receipt by BCC of BNI's written request for payment in full or in part of this Note, or

     (2) the date 30 days following receipt by BCC of written consent by BNI to BCC's prepayment of this Note in full or in part as proposed in a written notice from BCC to BNI.

The unpaid principal amount of this Note shall bear interest until maturity (whether by acceleration or otherwise) at a rate per annum of 7.70 per cent. Interest shall accrue from and including the date hereof and shall be payable on the last day of each Interest Period (as defined below) or on the date due in accordance with (1) or (2) above. The initial Interest Period shall commence on the date hereof and each Interest Period occurring thereafter shall commence on the day on which the preceding Interest Period expires.

"Interest Period" shall be a period of six calendar months (except for the first and last Interest Periods, which may be other than six months). Interest on the principal amount of this Note will be payable semiannually on the 15th day of January and July, commencing July 15, 2000. Such interest shall be computed on the basis of a 360-day year of twelve 30-day months.

If any date that a payment of interest or principal is due falls on a day that is not a business day for both BCC and BNI, the required payment will be made on the next succeeding business day and will be deemed made on the date such payment was due, and no interest will accrue on such payment for the period from and after such original payment date to the date of payment on the next succeeding business day.

In the event of a failure by BCC to pay within five business days of the due date any sum of money to be paid under this Note, BCC shall pay BNI interest on such unpaid sum at a rate equal to the Prime Rate (being the rate which Citibank announces from time to time as its prime lending rate, such Prime Rate to change from time to time when any such change is announced). All computations of interest at the Prime Rate shall be made on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be or the maximum contract rate permitted by applicable law, whichever is lower (the "Overdue Rate"). Acceptance by BNI of interest at the Overdue Rate shall not constitute a waiver of BCC's obligation to pay such overdue amount or prevent BNI from exercising any legal remedy.

BNI shall, and is hereby authorized by BCC to, record on the register attached hereto and made a part hereof (including additional pages, if any), the amount of each advance by BNI hereunder and each payment of principal by or on behalf of BCC, the date thereof, and the resulting principal balance then outstanding.

If action is instituted to collect or enforce this Note, or any portion thereof, BCC shall immediately pay to BNI, in addition to the amounts due hereunder, the costs, disbursements and reasonable attorneys' fees and other costs of collection or enforcement hereof.

BCC waives presentment, demand for payment, notice of dishonor, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note and consents to all renewals, extensions of time, releases of liens, waivers or modifications that may be made or granted to BNI.

All payments under this Note shall be made in immediately available funds in United States Dollars. The laws of the State of New York shall govern this Note. The obligations of BCC may not be pledged, transferred or assigned without the prior written consent of BNI.

                                            BOEING CAPITAL CORPORATION


                                            By: ______________________________
                                            Title: ___________________________



                                                               REGISTER

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
                         Transaction                      Transaction Amount      Outstanding Principal       BNI Entry
Date            (indicate advance or payment)                                         Balance               Made By
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

                             EXHIBIT E TO TERM SHEET

                 ASSIGNMENT AGREEMENT (______________ MSN ____)

Assignment  Agreement  dated as of  January  1,  2000 by and  between  ________
_______________________________________________________________________________
________________ ("Assignor"),   and  Boeing  Capital  Corporation,  a  Delaware
corporation ("Assignee").

                                    RECITALS

A. Assignor previously entered into that certain Lease Agreement dated as of _____________, 19__ (together with all amendments and supplements thereto to the date hereof, the "Lease Agreement") with ____________, an ____________________ (the "Lessee") whereby Assignor leased to the Lessee that certain ______________ Model _____________ aircraft bearing manufacturer serial number ___ and ___________ registration mark __________ and two ____________ model ________ engines bearing manufacturer serial numbers ___________ and ___________ (together with all parts, accessories and records related thereto, the "Aircraft");

B. Assignor desires to sell, transfer and assign to Assignee all of its right, title and interest in and to, and to transfer its liabilities, duties and obligations with respect to and under, the Aircraft, the Lease Agreement and each of the other agreements listed on Exhibit A hereto (the "Related Agreements", and collectively with the Aircraft and the Lease Agreement, the "Property"); and

C. Assignee desires to acquire from Assignor the Property on the terms and conditions set forth below.

                                    AGREEMENT

NOW THEREFORE, in consideration of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment. Assignor hereby sells, assigns, transfers, and sets over unto Assignee all of Assignor's right, title and interest in and to the Property, including without limitation all of its right, title and interest in all payments and other monies due and to become due under the Lease Agreement or in respect of the Related Agreements.

2. Acceptance and Assumption. Assignee hereby accepts the assignment of all of Assignor's right, title and interest in and to the Property pursuant to the terms of this Agreement and assumes all of Assignor's obligations in respect of the Property from and after the execution of this Agreement.

3. Purchase Price. Contemporaneous with the execution of this Agreement, Assignee shall deliver to Assignor evidence of payment of the purchase price which (a) has been agreed to by the parties for the assignment, sale and transfer effected by this Agreement and (b) is set forth with respect thereto in Exhibit A to the Term Sheet dated as of January 1, 2000 by and between the parties. Payment of such purchase price shall be made in accordance with the payment provision in such Term Sheet.

4.    Effective Date.

4.1 The assignment and assumption effected by Sections 1 and 2 above, respectively, shall be deemed effective as of January 1, 2000 (the "Effective Date").

4.2 To the extent that Assignor has received or receives any distributions or other payments or accounting transfers from or on behalf of the Lessee or with respect to the Property effective on or after the Effective Date, Assignor shall, subject to Section 4.3, transfer such amounts to Assignee or, if mutually agreed by the parties, grant an equivalent credit or debit on any intercompany indebtedness or make other similar accounting entries so that Assignee shall receive the benefits and burdens of the Property as if Assignee had been the owner of the Property at all times on and after January 1, 2000.

4.3 As to any such distributions, payments or transfers received from or on behalf of the Company prior to execution of this Agreement, the payment by Assignor pursuant to Section 4.2 shall be made in accordance with the pertinent payment provision of the Term Sheet.

4.4 As to any such distributions, payments or transfers received from or on behalf of the Lessee after execution of this Agreement, payment by Assignor pursuant to Section 4.2 shall be within ten (10) business days of each such receipt.

5. Title to the Aircraft. The parties acknowledge that title to the Aircraft covered under the Lease Agreement is being conveyed from Assignor to Assignee by a separate bill of sale. Assignor shall execute and deliver a bill of sale in respect of the Aircraft as soon as possible and in any event within ten (10) business days of the execution of this Agreement and each of the parties shall cooperate to cause such bill of sale to be delivered in a manner so as to reduce transfer or other taxes that would otherwise be applicable. Pursuant to the bill of sale, Assignor shall transfer to Assignee good and valid legal and beneficial title in and to the Property free and clear of all liens, adverse claims, charges or other encumbrances, other than those arising under the Lease Agreement.

6.     Assignor Representations.

6.1 Assignor represents and warrants that at the time of the execution of this Agreement:

         (a) Organization, Standing and Power. Assignor is a corporation duly organized, validly existing and in good standing under the laws of [Delaware][Bermuda], has all requisite power and authority to own its assets and carry on its business as now being conducted, and the nature of the Assignor's business is such that it is not required to qualify in order to do business in any jurisdiction other than its jurisdiction of incorporation.

         (b) Title to Property. Assignor has good and valid legal and beneficial title to the Property, free and clear of all liens, encumbrances, equities, security interests, restrictions on transfer, and any other claims whatsoever (other than the rights of Lessee under the Lease Agreement and under the Related Agreements and liens permitted under the Lease Agreement), with full right and authority to transfer and deliver the same.

         (c) Full Force. The Lease Agreement and the Related Agreements, together with all agreements and documents delivered in connection therewith, are genuine in all respects, in full force and effect and enforceable in accordance with the terms thereof.

         (d) No Disputes. There is no dispute between Assignor and the Lessee under the Lease Agreement and there is no right or claim of set-off against Assignor under the Lease Agreement or any Related Agreement, including, without limitation, any credit memorandum issued or that may be issued by Assignor.

         (e) Assignment. Assignor has not transferred, assigned, or pledged to anyone other than Assignee, and hereby covenants that, so long as this Agreement shall remain in effect, it will not transfer, assign or pledge the whole or any part of the rights hereby assigned to anyone other than Assignee.

         (f) No Default. The Lessee is not in default of any of its duties, liabilities or obligations under the Lease Agreement or any Related Agreement.

6.2 [OTHER THAN IN ITS CAPACITY AS MANUFACTURER,] ASSIGNOR SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE AIRWORTHINESS, CONDITION, VALUE, DESIGN, OPERATION, MERCHANTABILITY
OR FITNESS FOR USE OF THE AIRCRAFT, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE EQUIPMENT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT.

7. Survival of Representations. All of Assignor's representations and warranties contained in this Agreement shall survive the assignment and assumption provided for herein and shall continue in full force and effect thereafter (subject to the applicable statutes of limitations).

8.       Indemnification.

8.1 Assignor shall indemnify Assignee against, and agrees to protect, save and keep harmless Assignee from, and to assume liability for, all actions, suits, proceedings, investigations, claims, demands, injunctions, judgments, orders, damages, penalties, fines, costs, settlements, liabilities, obligations, taxes, liens, losses, expenses and fees, including reasonable attorneys' fees and expenses, that may be imposed on or incurred by Assignee as a consequence of (i) any misrepresentation or breach of warranty by Assignor in this Agreement, (ii) any failure by Assignor to perform any agreement or covenant contained herein, (iii) any act or omission by Assignor taken at any time prior to the Effective Date in respect of the Property and (iv) any other event or circumstance whether or not caused by any action or omission of Assignor arising prior to the Effective Date in respect of the Property.

8.2 Assignee shall indemnify Assignor against, and agrees to protect, save and keep harmless Assignor from, and to assume liability for, all actions, suits, proceedings, investigations, claims, demands, injunctions, judgments, orders, damages, penalties, fines, costs, settlements, liabilities, obligations, taxes, liens, losses, expenses and fees, including reasonable attorneys' fees and expenses, that may be imposed on or incurred by Assignor as a consequence of (i) any misrepresentation or breach of warranty by Assignee in this Agreement, (ii) any failure by Assignee to perform any agreement or covenant contained herein, (iii) any act or omission by Assignee taken at any time on or after the Effective Date in respect of the Property and (iv) any other event or circumstance whether or not caused by any action or omission of Assignee arising on or after the Effective Date in respect of the Property.

8.3 The foregoing indemnities shall include all reasonable attorneys' fees and expenses incurred by the indemnitee in connection with the enforcement of this provision against the indemnitor.

8.4 The foregoing indemnities are subject to (i) the receipt by the indemnitor of prompt notice of any claim under which the obligation to indemnify may arise, (ii) the right of the indemnifying party to control the defense and/or settlement of any such claim, and (iii) the reasonable cooperation of the indemnitee in the defense and/or settlement of any such claim.

9. Further Assurances. Assignor will promptly and duly execute and deliver such further documents and assurances and take such further action as may from time to time be necessary to carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of Assignee hereunder, including, if requested by Assignee, any deregistration and/or reregistration of the Aircraft and/or the Lease Agreement or Related Agreements, and, if requested by Assignee, Assignor shall use its best reasonable efforts to cause the Lessee to amend and reissue in the name of the Assignee any documentation originally issued in the name of Assignor under the terms of the Lease Agreement or the Related Agreements. Immediately after the execution of this Agreement, Assignor shall deliver to Assignee complete and correct copies (or originals if available) of
(i) the Lease Agreement, (ii) each other Related Agreement and (iii) the closing set in respect of the Aircraft.

10. Sharing Costs. Notwithstanding Section 8.2, each of Assignor and Assignee shall share equally in all costs, expenses and liabilities incurred by or on behalf of either party relating to the transfer of the Property from Assignor to Assignee or in connection with the transaction contemplated herein, including without limitation, any outside legal expenses and any sales, transfer or other taxes (other than income taxes).

11. Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. This Agreement shall not be assigned in whole or in part by either party without the prior written consent of the other party provided that Assignee may assign this Agreement to any wholly-owned subsidiary of Assignee. This Agreement may not be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any change, discharge or termination is sought.

12. Entire Agreement. This Agreement supersedes all previous arrangements and agreements, whether written or oral, and comprises the entire agreement between the parties hereto, in respect of the subject matter hereof.

13. Amendment. This Agreement may be amended or modified only in writing, signed by duly authorized officers of Assignee and Assignor.

14. Severability. If any provision hereof shall be held invalid or unenforceable by any court or as a result of future administrative or legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof.

15. Governing Law. This Agreement shall be governed by the laws of the State of Washington.

16. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed shall be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    _____________________________, as Assignor

                                    By:
                                    Its:
                                    Date:


                                    BOEING CAPITAL CORPORATION, as Assignee By:
                                    Its:
                                    Date:

                      EXHIBIT A TO EXHIBIT E OF TERM SHEET


Property: One ______________ Model ____________ Aircraft (MSN ____)
          And two __________________ Model __________ Engines (MSNs ______
          and _______


Related Agreements:

      -   Lease Agreement dated as of ______________;
      -   Lease Supplement dated as of ______________;


    Including   cash  security   deposit  in  the  amount  of   $__________.00;
    Maintenance Reserves in the amount of $______________; and prepaid rents in the amount of $____________.

                             EXHIBIT G TO TERM SHEET

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (the "Agreement") is made as of January 1, 2000, by and between [The Boeing Company][McDonnell Douglas Corporation] ("Seller"), and [Boeing Capital Corporation, formerly known as McDonnell Douglas Finance Corporation][Boeing Capital Services Corporation] ("Purchaser").

                                    RECITALS

A.       Seller owns [one thousand (1,000)] shares of common stock, $1.00 par value, of [Name of Subsidiary], a [Delaware]
         corporation (the "Company"), constituting all issued and outstanding shares of capital stock of the Company (the
         "Shares");

B.       Seller wishes to sell, and Purchaser wishes to purchase, the Shares subject to the terms and conditions of this
         Agreement;

C.       The Company is lessor under the lease agreement or lease agreements as more particularly described on Exhibit A hereto (collectively, the "Lease") and certain other related agreements listed on Exhibit A hereto (the "Related
         Agreements");

D.       [[[The Lease relates to [one (1)] [Boeing][McDonnell Douglas] Model 747,777,767,757, 737, 717] [MD-11, 90, 80-
         Airframe, _____________ Registration Mark ______, Manufacturer's Serial No. _________ (together with the engines subject to the Lease, the "Equipment")]]];

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

         1. Purchase and Sale. Contemporaneous with the execution of this Agreement, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, all of the right, title and interest of Seller in and to the Shares on the terms and subject to the conditions set forth in this Agreement.

         2. Purchase Price. Contemporaneous with the execution of this Agreement, Purchaser shall deliver to Seller evidence of payment of the purchase price which (a) has been agreed to by the parties for the sale contemplated by this Agreement and (b) is set forth with respect thereto in Exhibit A to the Term Sheet dated as of January 1, 2000 by and between Seller and Purchaser (the "Term Sheet"). Payment of such purchase price shall be made in accordance with the payment provision in the Term Sheet.

         3.  Effective Date.
3.1 At the time of the payment of the purchase price, in accordance with Section 2, Seller will assign and transfer to Purchaser effective as of January 1, 2000 (the "Effective Date") good and valid legal and beneficial title in and to the Shares, free and clear of all liens, adverse claims, charges or other encumbrances, by delivering to Purchaser a certificate or certificates representing the Shares, in genuine and unaltered form, duly endorsed to Purchaser, or accompanied by an executed stock power duly endorsed in blank, in proper form for transfer.

To the extent that Seller has received or receives any distributions or other payments or accounting transfers from or on behalf of the Company effective on or after the Effective Date, Seller shall, subject to Section 3.3, transfer such amounts to Purchaser, or, if mutually agreed by the parties, grant an equivalent credit or debit on any intercompany indebtedness or make other similar accounting entries so that Purchaser shall receive the benefit and burdens of the Company's operations as if Purchaser had been the owner of the Shares at all times on and after the Effective Date.

As to any such distributions, payments or transfers received from or on behalf of the Company prior to execution of this Agreement, the payment by Seller pursuant to Section 3.2 shall be made in accordance with the pertinent payment provision of the Term Sheet.

As to any such distributions, payments or transfers received from or on behalf of the Company after execution of this Agreement, payment by Seller pursuant to
Section 3.2 shall be within ten (10) business days of each such receipt.

         4.  Seller's Representations and Warranties.
4.1      Seller represents and warrants to Purchaser as follows:

         (a) Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of [Delaware][Bermuda], has all requisite power and authority to own its assets and carry on its business as now being conducted, and the nature of the Company's business is such that it is not required to qualify in order to do business in any jurisdiction other than its jurisdiction of incorporation.

         (b) Capital Structure. The authorized capital stock of the Company consists of [1,000] shares of common stock, of which [1,000] shares of common stock are outstanding and no shares of common stock are held by the Company in its treasury. The Shares are validly issued, nonassessable and not subject to preemptive rights. There are no options, warrants, calls, rights, commitments or agreements of any character to which Seller or the Company is a party or by which either of them is bound obligating Seller or the Company to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock of the Company or obligating Seller or the Company to grant, extend or enter into any such option, warrant, calls, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. There are no voting trusts, proxies or other agreements or understandings to which Seller or the Company is a party with respect to the voting of the capital stock of the Company. [[[The Company has no subsidiaries other than [_____________].

         (c) Title to Shares. Seller has good and valid legal and beneficial title to the Shares, free and clear of all liens, encumbrances, equities, security interests, restrictions on transfer, and any other claims whatsoever, with full right and authority to transfer and deliver the same.

         (d) Assets of the Company. The balance sheet of the Company attached hereto as Exhibit B is true and correct as of January 1, 2000, was prepared in accordance with generally accepted accounting principals and remains true and correct as of the execution of this Agreement.

         (e) Compliance with Applicable Laws. The business of the Company has not been and is not being conducted with any material violation of any law, rule, regulation, ordinance, permit, license, authorization, status, judgment, decree or order of any governmental entity. No investigation or review by any governmental entity with respect to the Company is pending or, to the knowledge of Seller, threatened.

         (f) Litigation. There is no suit, action or proceeding pending or, to the knowledge of Seller, threatened against or affecting the Company, nor, to the knowledge of Seller, is there any basis for any such suit, action or proceeding. To the knowledge of Seller, there is no judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against the Company nor is there any basis for any such action or proceeding.

         (g) No Employees; No Other Material Agreements. The Company does not have, nor has it ever had since the date of incorporation, any employees. Except for the Lease and the Related Agreements as set forth in Exhibit A hereto, the Company is not a party to any oral or written (i) agreement, contract, indenture or other instrument relating to the borrowing of money or the guarantee of any obligation for the borrowing of money, or (ii) other material contract, agreement or commitment.

         (h) Absence of Certain Changes or Events. Since the date of its incorporation, the Company has not engaged in any transactions other than the issuance of the Shares, the acquisition of the Equipment, [[[and] the acquisition of its subsidiary]]], and the execution of, and performance under, the Lease and the Related Agreements.

         (i) Official Notices, Consents, Etc. No authorization, consent or approval of, notice to or filing with any governmental authority or third party is required for the execution, delivery or performance by Seller of this Agreement or for the conveyance of the Shares.

         (j) Equipment. The Company is the lawful owner of good and marketable title in and to the Equipment, free and clear of all claims, liens, encumbrances and rights of others of any nature whatsoever, other than those arising under the Lease.

4.2 [OTHER THAN IN ITS CAPACITY AS MANUFACTURER,] SELLER SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE AIRWORTHINESS, CONDITION, VALUE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE EQUIPMENT, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE EQUIPMENT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT.

         5. Survival of Representations. All of Seller's representations and warranties contained in this Agreement shall survive the purchase and sale contemplated by this Agreement and shall continue in full force and effect thereafter (subject to the applicable statutes of limitations).

         6.  Indemnification.
6.1 Seller shall indemnify Purchaser against, and agrees to protect, save and keep harmless Purchaser from, and to assume liability for, all actions, suits, proceedings, investigations, claims, demands, injunctions, judgments, orders, damages, penalties, fines, costs, settlements, liabilities, obligations, taxes, liens, losses, expenses and fees, including reasonable attorneys' fees and expenses, that may be imposed on or incurred by Purchaser as a consequence of
(i) any  misrepresentation  or breach of warranty  by Seller in this  Agreement,
(ii) any failure by Seller to perform any agreement or covenant contained herein, (iii) any act or omission by Seller taken at any time prior to the Effective Date in respect of the Equipment and (iv) any other event or circumstance whether or not caused by any action or omission of Seller arising prior to the Effective Date in respect of the Equipment.

6.2 Purchaser shall indemnify Seller against, and agrees to protect, save and keep harmless Seller from, and to assume liability for, all actions, suits, proceedings, investigations, claims, demands, injunctions, judgments, orders, damages, penalties, fines, costs, settlements, liabilities, obligations, taxes, liens, losses, expenses and fees, including reasonable attorneys' fees and expenses, that may be imposed on or incurred by Seller as a consequence of (i) any misrepresentation or breach of warranty by Purchaser in this Agreement, (ii) any failure by Purchaser to perform any Agreement or covenant contained herein,
(iii) any act or omission by Purchaser taken at any time on or after the Effective Date in respect of the Equipment and (iv) any other event or circumstance whether or not caused by any action or omission of Purchaser arising on or after the Effective Date in respect of the Equipment.

6.3 The foregoing indemnities shall include all reasonable attorneys' fees and expenses incurred by the indemnitee in connection with the enforcement of this provision against the indemnitor.

6.4 The foregoing indemnities are subject to (i) the receipt by indemnitor of prompt notice of any claim under which the obligation to indemnify may arise,
(ii) the right of the indemnitor to control the defense and/or settlement of any such claim, and (iii) the reasonable cooperation of the indemnitee in the defense and/or settlement of any such claim.

         7. Investment Representation. Purchaser hereby represents and acknowledges that Purchaser is not purchasing the shares in connection with any distribution of the Shares. Purchaser acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified under the California Corporate Securities Law of 1968, as amended.

         8. Conditions to Seller's Obligations. The obligations of Seller to sell the Shares shall be subject to the fulfillment at or prior to the execution of this Agreement of the following:

         (a) Purchaser shall tender full payment of the Purchase Price in the manner previously agreed.

         (b) All declarations or filings with, or authorizations, consents, orders or approvals of, or expirations of waiting periods imposed by, any governmental entity or other third party necessary for the sale of the Shares pursuant to this Agreement shall have been filed, been obtained or have occurred.

         (c) Purchaser shall execute and deliver such additional documents as may be reasonably requested by Seller or as may be necessary to consummate this transaction.

         All conditions set forth in this Section shall be deemed to have been satisfied at the execution of this Agreement (provided that Purchaser is not relieved of its obligation to pay the Purchase Price in accordance with the terms hereof).

         9. Conditions to Purchaser's Obligations. The obligations of Purchaser to purchase the Shares shall be subject to the fulfillment at or prior to the execution of this Agreement of the following:

         (a) Purchaser shall have received an original certificate for the Shares endorsed to Purchaser or accompanied by an executed stock power.

         (b) The representations and warranties of Seller contained in this Agreement shall be true and complete in all material respects at the time of the execution of this Agreement.

         (c) All or declarations or filings with, or authorizations, consents, orders or approvals of, expirations of waiting periods imposed by, any governmental entity or other third party necessary for the purchase of the Shares shall have been filed, have been obtained or have occurred.

         (d) The Company shall have good and marketable title to the Equipment, free and clear of liens, security interests and encumbrances, other than those arising under the Lease.

         (e) Seller and the Company  shall  execute and deliver  and/or cause to be filed with the [Federal Aviation Authority of the United States][Aviation Authority of ______________] such additional documents as may be reasonably requested by Purchaser or as may be necessary to consummate this transaction.

         (f) Seller shall have delivered to Purchaser complete and correct originals of (i) the Certificate of Incorporation and Bylaws of the Company as amended to the date of execution of this Agreement and (ii) the minute book (containing the complete records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate inventory, and the stock record log of the Company.

         All conditions set forth in this Section shall be deemed to have been satisfied at the execution of this Agreement (other than Seller shall remain obligated following the purchase and sale contemplated by this Agreement to comply with its obligations in (a), (e) and (f)).

         10. Further Assurances. Each of Purchaser and Seller shall execute and deliver promptly to the other all such further instruments and documents and take such further actions, as may reasonably be requested by the other in order to carry out fully the intent, and to accomplish the purposes, of the transaction contemplated herein.

         11. Sharing Costs. Notwithstanding Section 6.2, each of Seller and Purchaser shall share equally in all costs, expenses and liabilities incurred by or on behalf of either party relating to the sale of the Shares from Seller to Purchaser or in connection with the transaction contemplated herein, including without limitation, any outside legal expenses and any sales, transfer or other taxes (other than income taxes).

         12. Taxes. Solely for purposes of Purchaser's and Seller's calculation of their relative liability for Seller's and Purchaser's federal income tax, and not for external tax reporting purposes,

         (a) the purchase and sale of the Shares pursuant to this Agreement shall be treated as a purchase and sale of the assets of the Company and

         (b) [For FSC entities: Seller will be assumed to be eligible for the net tax benefit arising from a deductible Foreign Sales Corporation commission, i.e., for purposes of this computation, the gain on the sale will be assumed to be taxable at a federal income tax rate of 29.75%] [For non-FSC entity, e.g., Hawk, Aileron, etc.: the gain on the sale will be assumed to be taxable at the maximum federal income tax rate of 35%].

         13. Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. This Agreement shall not be assigned in whole or in part by either party without the prior written consent of the other party provided that Purchaser may assign this Agreement to any wholly-owned subsidiary of Purchaser. This Agreement may not be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any change, discharge or termination is sought.

         14. Entire Agreement. This Agreement supersedes all previous arrangements and agreements, whether written or oral, and comprises the entire agreement between the parties hereto, in respect of the subject matter hereof.

         15. Amendment. This Agreement may be amended or modified only in writing, signed by duly authorized officers of Purchaser and Seller.

         16. Severability. If any provision hereof shall be held invalid or unenforceable by any court or as a result of future administrative or legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof.

         17. Governing Law. This Agreement shall be governed by the laws of the State of Washington.

         18. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed will be an original, but all of which together will constitute one and the same instrument.

              IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


                                     [THE BOEING COMPANY][MCDONNELL DOUGLAS
                                     CORPORATION] as Seller



                                     By:_________________________________
                                            Name:
                                            Title:
                                            Date:



                                     [BOEING CAPITAL CORPORATION][BOEING
                                     CAPITAL SERVICES CORPORATION] as
                                     Purchaser




                                     By:_________________________________
                                             Name:
                                             Title:
                                             Date:

                      EXHIBIT A TO EXHIBIT G TO TERM SHEET

Lease Agreement and the Related Agreements:


1.    Lease  dated  as  of   ______________,   by  and  between  [The  Boeing
      Company][McDonnell Douglas Corporation], and _______________, together with the Lease Supplement thereto dated ___________________.


2.
3.


List of security deposit, maintenance reserves, prepaid rents and all other amounts being held by the Company under the Lease Agreement:

1
2

                      EXHIBIT B TO EXHIBIT G TO TERM SHEET

                          BALANCE SHEET OF THE COMPANY

                             EXHIBIT H TO TERM SHEET

                             PARTICIPATION AGREEMENT


         This Participation Agreement (this "Agreement") made as of January 1, 2000, is by and between ________________, a ____________ corporation ("Seller"), as seller, and Boeing Capital Loan Corporation, a Delaware corporation qualified to do business in the state of Nevada ("Participant"), as participant.

                                    RECITALS

A. Seller has extended credit to customers and others under loan agreements and similar arrangements, pursuant to which and in consideration for the extension of credit, such customers and others (together with their successors and assigns, the "Obligors" and each an "Obligor") agreed to make payments to Seller and perform other obligations for Seller's benefit, on specified terms and conditions (as hereinafter defined further, "Obligations").

B.       Seller  wishes  to  sell,  and  Participant   wishes  to  purchase,   a
         participation interest in the Obligations identified on Exhibit A hereto (the "Participations", as more particularly defined hereinafter), on the terms and conditions of this Agreement.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Participant and Seller agree as follows:

SECTION 1.           DEFINITIONS

As used in this Agreement, the following words and phrases have the meanings indicated:

      1.1 Collateral means any tangible or intangible property securing a Participation pursuant to any of the Credit Documents, including any security interest in property or equipment, any guaranty or letter of credit, or any other security interest.

      1.2 Collateral Disposition means any repossession or subsequent sale, lease or other disposition of any Collateral.

      1.3 Collateral Proceeds means all proceeds received by Seller pursuant to any Collateral Disposition.

      1.4 Credit Documents means the agreement or agreements between Seller and an Obligor, relating to an extension of credit by Seller to such Obligor with respect to a Participation, all exhibits, schedules, annexes, certificates and attachments, and any amendments thereto and modifications of any thereof.

      1.5      Effective Date means January 1, 2000.

      1.6 Interest Rate means the rate of interest stated in a Credit Document that is owed on a Participation, without regard to any default interest rate or penalty interest rate.

      1.7 Obligation means all amounts outstanding at a particular time, owed by an Obligor to Seller pursuant to the applicable Credit Documents, whether characterized as principal, lease or other payment obligations. "Obligation" also includes all amounts due by an Obligor to Seller pursuant to the Credit Documents as interest at the Interest Rate on such amounts, all default or penalty interest, insurance proceeds, indemnity payments, penalties, and reimbursement for costs and expenses incurred; provided, that as used herein, "Obligation" does not include any amounts due from an Obligor to Seller under any agreements other than the Credit Documents relating to the relevant Participation.

      1.8 Participation means an Obligation described in Exhibit A hereto which has been participated to Participant on the terms and conditions herein.

      1.9      Purchase   Price  means  the  amount  agreed  to  be  paid  by
               Participant to Seller in consideration for Seller's sale to Participant of the Participations.

      1.10 Term Sheet means that certain Term Sheet dated as of January 1, 2000 by and between The Boeing Company, which is the ultimate parent of both Seller and Participant, and affiliates of Participant with respect to the Participations and similar transactions.

SECTION 2.           AGREEMENT TO PARTICIPATE

On the terms and subject to the conditions of this Agreement, Seller hereby sells to Participant and Participant hereby purchases from Seller an undivided 100% participation interest in all of Seller's right, title and interest in, to or arising under the Participations. The net book value of each Participation on the books of Seller and its affiliates as of the Effective Date is set forth in the schedule attached to the Term Sheet as Exhibit A.

SECTION 3.           PURCHASE PRICE

Contemporaneous with the execution of this Agreement, Participant shall deliver to Seller evidence of payment of the Purchase Price which (a) has been agreed to by the parties as the price for the sale contemplated by this Agreement and (b) is set forth with respect thereto in an exhibit to the Term Sheet. Payment of such Purchase Price shall be made in accordance with the pertinent payment provision in the Term Sheet.

SECTION 4.           PAYMENTS

After execution of this Agreement, provided that Participant shall have performed its obligations under Section 3 above, Seller shall pay to Participant, and Participant shall pay to Seller, in accordance with the terms and provisions hereof, the amounts set forth in this Section 4 with respect to each Participation.

4.1      Payments
         Except as otherwise set forth herein, Seller shall pay to Participant all amounts received by Seller on or after the Effective Date in connection with each Participation, including but not limited to, principal payments, interest at the Interest Rate on such principal amount, all default or penalty interest, insurance proceeds, indemnity payments, penalties, and reimbursement for costs and expenses incurred and Collateral Proceeds.

4.2      Interest at the Overdue Rate.
         If Seller receives from an Obligor any payment of interest at a penalty or overdue interest rate pursuant to the Credit Documents, Seller shall pay to Participant the amount of interest at the overdue rate so received by Seller.

4.3      Costs, Losses and Expenses
         If on or after the Effective Date, Seller incurs any costs, losses or expenses (except for any income tax or business and occupation tax) in connection with its performance of its obligations under, or the enforcement of any rights or remedies created in connection with, any of the Credit Documents or in connection with any actual or proposed amendment or waiver of any term thereof or restructuring or refinancing thereof, and such amounts are (x) not promptly reimbursed by the Obligor to Seller in accordance with the Credit Documents and (y) not attributable to Seller's gross negligence or willful misconduct, then, at the written request of Seller setting forth in reasonable detail such costs, expenses, claims, losses or liabilities incurred by Seller, Participant shall pay to Seller an amount equal to such costs, losses or expenses.

         If Seller receives any reimbursement of costs, losses or expenses (including any interest payment received in respect of any thereof) from an Obligor pursuant to the Credit Documents in respect of which Participant shall have paid amounts pursuant to the foregoing paragraph of this Section 4.3, Seller shall repay to Participant the amounts so paid by Participant together with any interest payment received by Seller in respect of such amounts.

4.4      Payments After Collateral Disposition
         Following any Collateral Disposition, Seller shall pay to Participant all Collateral Proceeds received by Seller.

4.5      Insurance Proceeds
         (i) Seller shall pay to Participant any insurance proceeds received by Seller as the result of property damage constituting an event of loss under the Credit Documents.

         (ii) If Seller receives insurance proceeds as a result of property damage not constituting an event of loss under the Credit Documents, then (x) to the extent Seller is required to make the proceeds of such insurance or any portion thereof available to the applicable Obligor for repair or replacement of Collateral, Seller shall have the right to retain such proceeds and disburse such proceeds as required by the Credit Documents on behalf of Participant and (y) to the extent Seller is permitted under the Credit Documents (due to the occurrence and continuance of an event of default) to retain the proceeds of such insurance or any portion thereof, Seller shall pay to Participant any such proceeds; provided, however, that if, at any time, Seller must make available to an Obligor, pursuant to the applicable Credit Documents, any proceeds of such insurance by reason of an event of default having thereafter been cured by the Obligor, Participant shall, upon receipt of written notice thereof from Seller, promptly repay to Seller the amount of such insurance proceeds.

4.6      Net Payments From Effectiveness to Execution.
         Upon execution of this Agreement, the parties shall calculate

          (a)  the total amount  payable by Seller to  Participant  under
               Section 4.1 from the Effective Date through the date of execution of this Agreement and

          (b)  the total amount payable by Participant to Seller under Section
               4.3 from the Effective Date through the date of execution of this Agreement.

         If (a) exceeds (b), Seller shall pay the excess to Participant; if (b) exceeds (a), Participant shall pay the excess to Seller. Such payment shall be made as provided in the Term Sheet.

4.7      Time and Manner of Payment after Execution
         Any amounts received by Seller from and after the execution date of this Agreement which Seller is required to pay to Participant under this Section 4 shall be made within not more than five (5) business days from and after the receipt by Seller of the funds giving rise to the payment obligation, by transfer in immediately available U.S. funds. All other payments due under this Agreement shall be paid within not more than ten business days after notice of the amount payable is received by the party from whom payment is due, by transfer in immediately available U.S. funds to an account designated by the payee. Any amount not paid by the due date thereof as provided herein shall bear interest at the rate per annum equal to the New York overnight Federal Funds rate (computed on the basis of a year of 360 days and actual days elapsed).

4.8      Return of Amounts Paid to Participant
         If Seller makes any payment to Participant pursuant to this Section 4 and either does not receive promptly thereafter or has not previously received from the relevant Obligor, or for any reason is required to return or to pay to the relevant Obligor or any person or entity for the account of the relevant Obligor, the corresponding payment under the applicable Credit Documents, Seller shall give Participant prompt written notice thereof and Participant shall repay to Seller, upon request, the amount not received or required to be returned or paid. Participant's obligations under this Section 4.8 shall survive any termination of this Agreement.

SECTION 5.           REPRESENTATIONS OF SELLER

5.1 Except as set forth in Sections 8 and 12 below, Seller makes no representation or warranty as to, and shall have no responsibility for,
         (i) the due authorization, execution or delivery of the Credit Documents by any Obligor, (ii) the value, legality, validity, sufficiency, enforceability or collectibility of any Credit Documents or any Collateral or other support for the amount owed under the Credit Documents, (iii) any representation or warranty made by, or the accuracy, completeness, currentness or sufficiency of any information provided (directly or indirectly through Seller) by an Obligor or any other person or entity, (iv) the performance or observance by an Obligor or any other person or entity (at any time, whether prior to, on or after the date hereof) or any of the provisions of the Credit Documents (or any of its other obligations in connection therewith, (v) the financial condition of an Obligor or any other obligor on the Collateral or (vi) any other matter relating to an Obligor or the Credit Documents or Collateral.

5.2 No provision of this Agreement shall be construed to constitute a guaranty by, or confer recourse against, Seller with respect to the payment obligations of an Obligor under the Credit Documents.

SECTION 6.           STANDARD OF CARE

6.1 Seller shall not be liable for any action taken or omitted to be taken by it under the Credit Documents or this Agreement if, prior to the act or omission, Seller was instructed to take such action or to fail to take such action by Participant in writing.

6.2 Seller will exercise the same care in administering the Credit Documents and this Agreement as it exercises with respect to similar transactions entered into by Seller historically.

SECTION 7.           CONDUCT OF OTHER BUSINESS

Participant   shall  have  no  interest,   by  virtue  of  this   Agreement  and
Participant's   rights   hereunder,   in   participations  or  other  commercial
arrangements between Seller and the Obligors other than the Participations.

SECTION 8.           REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Participant as follows:

8.1 Seller has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy or similar laws affecting creditors' rights generally or by general principles of equity. The making and performance of this Agreement, and fulfillment of its obligations hereunder, do not violate any law or regulation of the jurisdiction under which it exists, any other law or regulation applicable to it, or constitute a breach or default of any agreement to which it is a party or by which it is bound, or contravene any provision of any document under which it was organized.

8.2 At the time each of the Credit Documents was executed, Seller had all requisite corporate power and authority to execute and deliver such document and to perform its obligations thereunder, and the execution, delivery and performance of such document was duly authorized by all necessary corporate action on the part of Seller. Each of the Credit Documents constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy or similar laws affecting creditors' rights generally or by general principles of equity. The making and performance of each of the Credit Documents, and fulfillment of Seller's obligations thereunder, do not violate any law or regulation of the jurisdiction under which Seller exists, any other law or regulation applicable to it, or constitute a breach or default of any agreement to which it is a party or by which it is bound, or contravene any provision of any document under which it was organized. The information set forth on Exhibit A hereto and in Exhibit A to the Term Sheet with respect to each Participation is true and accurate.

8.3 To the best of Seller's knowledge, at the time each of the Credit Documents was executed, the relevant Obligor had all requisite corporate power and authority to execute and deliver such document and to perform its obligations thereunder, and the execution, delivery and performance of such document was duly authorized by all necessary corporate action on the part of the relevant Obligor. To the best of Seller's knowledge, each of the Credit Documents constitutes the legal, valid and binding obligation of the relevant Obligor enforceable against the relevant Obligor in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy or similar laws affecting creditors' rights generally or by general principles of equity. To the best of Seller's knowledge, the making and performance of each of the Credit Documents and the fulfillment of the relevant Obligor's obligations thereunder, do not violate any law or regulation of the jurisdiction under which the relevant Obligor exists, any other law or regulation applicable to it, or constitute a breach or default of any agreement to which it is a party or by which it is bound, or contravene any provision of any document under which it was organized.

SECTION 9.           PARTICIPANT REPRESENTATIONS AND WARRANTIES

Participant represents and warrants to Seller that Participant has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Participant. This Agreement constitutes the legal, valid and binding obligation of Participant enforceable against Participant in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy or similar laws affecting creditors' rights generally or by general principles of equity. The making and performance of this Agreement, and fulfillment of its obligations hereunder, do not violate any law or regulation of the jurisdiction under which it exists, any other law or regulation applicable to it, or constitute a breach or default of any agreement to which it is a party or by which it is bound, or contravene any provision of any document under which it was organized.

SECTION 10.          COVENANTS

10.1     Consents, Waivers, Etc.
         Seller shall not, without the prior consent of Participant, agree to requests for waivers or give consents under the Credit Documents or otherwise act pursuant to the Credit Documents, other than acts in the ordinary course of administering the Credit Documents.

10.2     Notices, Financial Statements
         To the same extent received from the Obligors, Seller shall promptly make available to Participant copies of all notices, documents, certificates, financial statements and other information of any kind relating to the Credit Documents, the Obligors or the Collateral including, without limitation, any information concerning the location, condition, use or operation of the Collateral, which Seller may at any time receive from the Obligors pursuant to or in connection with the Credit Documents. Seller shall make available to Participant copies of all insurance policies and insurance certificates (including, without limitation, any insurance brokers' reports and certificates received by Participant) relating to the Collateral which it may receive from time to time pursuant to the Credit Documents.

10.3     Maintenance; Return of Collateral; Inspection
         To the extent Seller has any right under the Credit Documents to supervise, attend or participate in any way with respect to ensuring the performance of an Obligor's obligations thereunder, including without limitation the obligations of an Obligor to maintain the Collateral and to return the Collateral in good condition following an event of default, then Participant shall have the right, on reasonable prior notice to Seller, to send a representative in connection with the exercise of such right.

10.4     Remedies
         Upon the occurrence of any default or event of default under a Credit Document, Seller shall notify Participant and take only such action as Participant shall direct in writing prior to any such action.

SECTION 11.          CONDITIONS PRECEDENT TO CLOSING BY PARTICIPANT

Participant shall not be obligated to purchase any Participation unless the following shall have occurred and be continuing as of the execution date of this Agreement.

11.1     Representations and Warranties
         The representations and warranties of Seller set forth in Section 8 hereof shall be true and accurate. Seller represents and warrants to Participant that as of the date of execution of this Agreement:

         (i)      No Default and No Litigation
         No default or event of default has occurred which is continuing under the Credit Documents relating to the Participations and no litigation, arbitration or other adversarial proceeding is pending or, to its actual knowledge, threatened in connection with the Credit Documents that could have an adverse effect on the related Participation or Participant's rights and remedies hereunder or in respect thereof. Seller has not breached any of its representations, warranties and covenants contained in, or failed to perform any of its obligations under, the Credit Documents.

         (ii)     Collateral
         The Collateral is accurately identified in the Credit Documents and secures the Obligations set forth on Exhibit A.

         (iii)    Security Interest and Not Insider
         Seller has a valid and perfected security interest in the Collateral identified in the applicable Credit Documents, pursuant to the laws relevant to the perfection of security interests in such Collateral and no liens have been filed or exist against the Collateral other than the lien granted in favor of Seller pursuant to the Credit Documents and liens permitted by the terms of the Credit Documents. With respect to each Participation, Seller is not, nor has it been since the acquisition of such Obligation, an "insider" as such term is defined in
         Section 101(31) of the Bankruptcy Code, of the relevant Obligor.

         (iv)     Credit Documents
         Seller is the sole legal and beneficial owner of all right, title and interest to, and has undivided good title to, the Obligations and the Credit Documents, free and clear of all liens, charges, claims, other encumbrances or security interests, and it has not pledged, encumbered, assigned, transferred, participated, conveyed, disposed of, terminated or granted any security in, in whole or in part, any of its right, title and interest in and to the Obligations and the Credit Documents, and is not party to any agreement that would result in the foregoing (other than this Agreement). None of the Credit Documents has been amended or modified except as previously disclosed to Participant. Seller has not received any written or oral notice that the Credit Documents may be subject to subordination, reduction or disallowance for any reason, including, without limitation, any setoff, right of recoupment, avoidance claim, defense or counterclaim of any kind. With respect to each Obligation, Seller does not hold any property or funds of, or owe any property or amounts to, the relevant Obligor; it has not granted to the relevant Obligor or any other person or entity, by contract or otherwise, any setoff, right of recoupment against the
         Obligation and has not setoff any funds or other property in satisfaction of the Obligation. Except as otherwise expressly provided herein, Seller shall have no recourse to the Participations and the sale of the Participations by Seller to Participant is irrevocable.

11.2     Credit Documents
         To the extent the same shall have been received by Seller from the Obligors, Participant shall have received executed copies of each of the Credit Documents and each of the documents referred to therein.

11.3     No Liens
         To the extent the same shall have been received by Seller from the Obligors, Participant shall have received a search report prepared by a nationally recognized lien search firm indicating that no liens (other than the liens granted in favor of Seller and any permitted liens identified in the Credit Documents) shall have been recorded or filed against the Collateral or any part thereof.

11.4     Financial Statements
         To the extent the same shall have been received by Seller from the Obligors, Participant shall have received copies of Obligor's audited financial statements (balance sheets, income statements and statements of change in financial position) for the immediately preceding fiscal year and an unaudited management financial statement for the fiscal period ended not more than 95 days prior to the Effective Date.

11.5     Insurance Broker's Certificate
         Participant shall have received copies of the most recent insurance broker's report and certificate received by Seller pursuant to the Credit Documents.

11.6     Other Agreements
         Participant shall have received such other documents and information, including without limitation, any opinions of legal counsel relating to any legal matter incident to this Agreement, the Collateral, or the Credit Documents, as Participant may reasonably request.

SECTION 12.          CONDITIONS PRECEDENT TO CLOSING BY SELLER

Seller shall not be obligated to sell any Participation unless the following shall have occurred and be continuing:

12.1     Representations and Warranties
         The representations and warranties of Participant set forth in Section 9 hereof shall be true and accurate. Participant further represents to Seller that:

         (i)      Credit Evaluation
         It has made, independently and without reliance on Seller and based on documents and information it has deemed appropriate, its own credit evaluation and appraisal of each Obligor and all Credit Documents for the purpose of purchasing the Participations, and it will continue to make its own credit decisions with respect to the Participations without such reliance and upon such basis.

         (ii)     No Reliance
         Except as provided in Section 8 above, it has not relied and will not rely upon Seller or upon any information furnished by Seller relating to an Obligor, and Seller shall have no obligation other than as described in Section 11 above to furnish any information to Participant with respect to the credit, affairs, financial condition or business of an Obligor or its affiliates. Participant acknowledges that Seller may have commercial relationships with the Obligors other than those evidenced by the Credit Documents.

12.1     Other Agreements
         Seller shall have received such other documents and information, including without limitation, any opinions of legal counsel relating to any legal matter incident to this Agreement, the Collateral, or the Credit Documents, as Seller may reasonably request.

SECTION 13.          ADDITIONAL PARTICIPATIONS

Neither Seller nor Participant shall transfer any of its rights or interests in the Credit Documents or assign, subdivide or subparticipate any of its rights hereunder to any person without the prior written consent of the other.

SECTION 14.          COMMUNICATIONS

Except as otherwise provided herein, all communications hereunder shall be given in writing or by telex or facsimile transmission (with confirmed answerback) to the intended recipient at its address or facsimile number, as applicable, specified for such purpose in this Agreement or at such other address as it shall have notified the other party hereto in writing. Communications shall be effective when received.

SECTION 15.          GOVERNING LAW

This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by and construed in accordance with the laws of the State of New York without regard to any rules governing conflicts of law.

SECTION 16.          CONFIDENTIAL TREATMENT

Participant and Seller agree that neither they nor any of their respective employees, agents, distributors or representatives will disclose the terms of this Agreement or the Credit Documents to any third party except (a) as required by applicable law or governmental regulation or (b) with the prior written consent of the other. In connection with any such disclosure of this Agreement or of the information contained herein or in any Credit Document pursuant to subsection (a) of this Section 16, Participant and Seller shall request and use reasonable efforts to obtain confidential treatment of this Agreement and the information contained herein and in the Credit Documents. In making such request and using such reasonable efforts, each party hereto agrees to cooperate with the other in making and supporting such request for confidential treatment. In connection with any such disclosure of this Agreement or of the information contained herein or in the Credit Documents to any third party pursuant to this
Section 16, each party hereto shall cause such third party to treat this Agreement and the information contained herein or in the Credit Documents as privileged and confidential.

SECTION 17.          AMENDMENTS

No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing specifically identifying the provision hereof intended to be amended, modified, revised, terminated or discharged and signed by each of the parties to this Agreement, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by each of the parties to this Agreement.

SECTION 18.          EXECUTION IN COUNTERPARTS

This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this ____ day of March, 2000.

Address For Notice:                       [SELLER]


                                           By: _____________________________
                                           Name: ___________________________
                                           Title: __________________________


Address For Notice:                        BOEING CAPITAL LOAN CORPORATION


Boeing Capital Loan Corporation            By: _____________________________
2325-B  Renaissance Drive, Suite 8         Name: ___________________________
Las Vegas, Nevada 89119                    Title: __________________________
Attention: Thomas J. Friel - CPA
Client Services Manger
Fax:  702-966-4247

                      EXHIBIT A TO EXHIBIT H TO TERM SHEET


                                 PARTICIPATIONS